UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 15, 2004

(Date of Report)

Jones Soda Co.

(Exact Name of Registrant as Specified in its Charter)

Washington	0-28820	91-1696175
(State or Other Jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)		Identification Number)

234 Ninth Avenue North

Seattle, WA 98109

(Address of Principal Executive Offices, including zip)

(206) 624-3357

(Registrant’s Telephone Number, including area code)

Item 5. Other Events and Regulation FD Disclosure

On March 15, 2004, Jones Soda Co. announced it has secured distribution of Jones Soda into Starbucks Stores across the United States and Canada.

Effective mid March 2004, two flavors of Jones Soda, Root Beer and Sugar-Free Black Cherry, will be available in more than 3,900 Starbucks locations across the United States. In addition, Jones Soda Sugar-Free Ginger Ale has now been added in all Canadian Starbucks stores, of which there are approximately 400.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: March 15, 2004

JONES SODA CO.

By:	/s/ Jennifer L. Cue

Jennifer L. Cue Chief Financial Officer and Chief Operating Officer